PRICING SUPPLEMENT NO. 29                                     Rule 424 (b)(3)
DATED: September 18, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes      Book Entry Notes
$15,000,000                  [x]                      [x]

Original Issue Date:         Fixed Rate Notes         Certificated Notes
September 23, 1997           [_]                      [_]

Maturity Date:
October 15, 1998

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                        Optional           Optional
                    Redemption          Repayment          Repayment
Redeemable On       Price(s)            Date(s)            Price(s)
-------------       ----------          ---------          ---------

N/A                 N/A                 N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                    Maximum Interest Rate: N/A

[_]         Commercial Paper Rate       Minimum Interest Rate: N/A

[_]         Federal Funds Rate          Interest Reset Date(s): *

[_]         Treasury Rate               Interest Reset Period: Quarterly

[_]         LIBOR Reuters               Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                  Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%
-----------------------------

*        1/15/98, 4/15/98 and 7/15/98.

**       1/15/98 4/15/98, 7/15/98 and 10/15/98.

*** Three month LIBOR as of September 19 1997, minus 5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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